                                                                     Exhibit 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       GULF STATES STEEL, INC. OF ALABAMA
                             (DOLLARS IN THOUSANDS)
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

                                                      (Successor)                    (Predecessor)
                                                      -----------    ----------------------------------------------
                                      Fiscal Year   For the period    For the period
                                         Ended      April 21, 1995      November 1,
                                      October 31,   to October 31,   1994 to April   Fiscal Year Ended October 31,
                                             1996             1995       20, 1995       1994      1993       1992
                                             ----             ----       --------       ----      ----       ----
CALCULATION OF FIXED CHARGES:
   Net interest expense                   $24,118          $12,406      $   5,230    $14,349   $14,998   $ 17,166
   Amortization expense                     1,663              618            415        706       956        673
                                    -----------------------------------------------------------------------------

Fixed charges                             $25,781          $13,024      $   5,645    $15,055   $15,954   $ 17,839
                                    =============================================================================

CALCULATION OF EARNINGS:
   Fixed charges                          $25,781          $13,024      $   5,645    $15,055   $15,954   $ 17,839
   Net income (loss) before tax              (640)           2,155         19,928     33,375    (4,945)   (12,892)
                                    -----------------------------------------------------------------------------
Earnings                                  $25,141          $15,179      $  25,573    $48,430   $11,009   $  4,947
                                    =============================================================================
RATIO OF EARNINGS TO FIXED CHARGES             (a)            1.2x           4.5x       3.2x        (a)        (a)
                                    =============================================================================
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(a) Earnings are inadequate to cover fixed charges in 1996, 1993 and 1992 by
$640, $4,945 and $12,892, respectively.